Exhibit 99.2

Seller’s Choice,

A Division of Home Revolution, LLC

Financial Statements

December 31, 2018 and 2017

Independent Auditors’ Report

The Board of Directors

Seller’s Choice, A Division of Home Revolution, LLC

We have audited the accompanying financial statements of Seller’s Choice, a Division of Home Revolution, LLC (a Partnership), which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of operations and members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seller’s Choice, A Division of Home Revolution, LLC as of December 31, 2018 and 2017 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Newburgh, NY

August 19, 2019

PKF O’CONNOR DAVIES, LLP

32 Fostertown Road, Newburgh, NY 12550 | Tel: 845.565.5400 | Fax: 845.565.9487 | www.pkfod.com

PKF O’Connor Davies, LLP is a member firm of the PKF International Limited network of legally independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.

Seller’s Choice,

A Division of Home Revolution, LLC

Balance Sheets

	December 31,
	2018	2017

ASSETS
Current Assets
Accounts receivable, net of allowance for doubtful accounts of $1,778 and $0	$71,719	$5,378
Due from affiliate	2,536	-
Prepaid advertising costs	12,683	1,828
Total Current Assets	86,938	7,206

Property and Equipment, at cost
Furniture, fixtures and office equipment	16,206	4,476
Less accumulated depreciation	2,422	472
Property and Equipment, net	13,784	4,004

	$100,722	$11,210

LIABILITIES AND MEMBERS’ DEFICIT
Non-Current Liabilities
Due to Home Revolution, LLC	$190,345	$54,382

Members’ Deficit	(89,623)	(43,172)

	$100,722	$11,210

See notes to financial statements

Seller’s Choice,

A Division of Home Revolution, LLC

Statements of Operations and Members’ Deficit

	Year Ended December 31,
	2018	2017

NET SALES	$624,639	$124,529

OPERATING EXPENSES
Direct operating expenses	344,198	68,431
Selling expenses	197,515	62,437
General and administrative expenses	129,377	37,683
Total Operating Expenses	671,090	168,551
Loss Before Other Income	(46,451)	(44,022)

OTHER INCOME
Interest	-	850
Net Loss	(46,451)	(43,172)

MEMBERS’ DEFICIT
Beginning of year	(43,172)	-

End of year	$(89,623)	$(43,172)

See notes to financial statements

Seller’s Choice,

A Division of Home Revolution, LLC

Statements of Cash Flows

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(46,451)	$(43,172)
Adjustments to reconcile net loss to net cash from operating activities
Change in allowance for doubtful accounts	(1,778)	-
Depreciation	1,950	472
Changes in operating assets and liabilities
Accounts receivable	(64,563)	(5,378)
Prepaid adverstising cost	(10,855)	(1,828)
Net Cash from Operating Activities	(121,697)	(49,906)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(11,730)	(4,476)

CASH FLOWS FROM FINANCING ACTVITIES
Due to Home Revolution, LLC	135,963	54,382
Due from affiliate	(2,536)	-
Net Cash from Financing Activities	133,427	54,382

Net Change in Cash	-	-

CASH
Beginning of year	-	-

End of year	$-	$-

Home Revolution, LLC facilitates all cash transactions for the Company. The statements of cash flows have been prepared as though all cash payments and receipts had been made by the Company. The net effect of the cash transactions is recorded in “Due to Home Revolution, LLC”.

See notes to financial statements

Seller’s Choice,

A Division of Home Revolution, LLC

Notes to Financial Statements

December 31, 2018 and 2017

1.	Nature of Business

Seller’s Choice, a Division of Home Revolution, LLC (a partnership) (the “Company”), is an online seller and digital marketing agency specializing in launching and growing products and e-commerce storefronts. Based out of Fort Lee, New Jersey, Home Revolution, LLC (“Home Revolution”) was incorporated in the State of Delaware in April 2013. Home Revolution began the Seller’s Choice division in January 2017. Home Revolution and the Company operate as a limited liability company and its members have limited personal liability for the obligations or debts of Home Revolution and the Company. Home Revolution and the Company shall continue in perpetuity unless its existence is terminated sooner, as defined in the Company’s operating agreement.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

The financial statements have been prepared from the accounting records of the Company using historical results of operations and historical cost basis of the assets and liabilities that comprise the Company. These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods under Home Revolution’s management. All intercompany balances and transactions within the Company have been eliminated. Transactions and balances between the Company and Home Revolution are reflected as related party transactions within these financial statements.

The accompanying financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Company. Management believes the assumptions underlying the financial statements are reasonable and appropriate under the circumstances.

Revenue Recognition

Revenue is recognized in accordance with U.S. GAAP. Four basic criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the fee is fixed or determinable; and (iv) collectability is reasonably assured. The Company recognizes revenues as services are rendered in accordance with the related contracts with customer.

Seller’s Choice,

A Division of Home Revolution, LLC

Notes to Financial Statements

December 31, 2018 and 2017

2.	Summary of Significant Accounting Policies (continued)

Future Adoption of New Revenue Recognition Guidance

In May 2014 the Financial Accounting Standards Board (“FASB”) issued new revenue recognition guidance which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers which will become effective for the Company for the fiscal years beginning on or after December 15, 2018 and will supersede most current revenue recognition guidance. The core principle of the new guidance is that an entity should recognize revenue from the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to receive for those promised goods or services to customers. The guidance includes a five- step framework to determine the timing and amount of revenue to recognize related to contracts with customers. In addition, this guidance requires new or expanded disclosures related to judgments made by entities when following this framework. The new framework will be applied either on a full or modified retrospective basis. The evaluation of the impact of the new guidance is not yet completed, however management believes that adoption will not have a material impact on the Company’s financial statements.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a provision for bad debt expense and an adjustment to a valuation allowance based on its assessment of the current status of individual accounts. Balances that remain outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a reduction in accounts receivable. As of December 31, 2018 and 2017, the allowance for uncollectable receivables was $1,778 and $0.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight- line method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are expensed as incurred. Expenditures that improve or extend the estimated useful lives are capitalized.

Income Taxes

Federal and state income taxes are not payable by Home Revolution. Members are taxed individually on their respective share of the Home Revolution’s earnings, allocated in accordance with the terms of the operating agreement. Accordingly, no provision for federal or state income taxes has been included in these financial statements.

As a limited liability company, the members’ liability is limited to amounts reflected in their respective member accounts.

Seller’s Choice,

A Division of Home Revolution, LLC

Notes to Financial Statements

December 31, 2018 and 2017

2.	Summary of Significant Accounting Policies (continued)

Advertising and Promotion

Certain costs for advertising and promotion are amortized on a straight-line basis over the related agreements. All other advertising costs are charged to operations when incurred. Advertising expense for the years ended December 31, 2018 and 2017 totaled $119,805 and $38,935.

3.	Related Party Transactions

Due to Home Revolution, LLC

The Company has received cash advances for working capital purposes from Home Revolution, LLC, a related party with common ownership. These advances are noninterest bearing, have not been evidence by the issuance of notes, are uncollateralized and are not expect to be repaid within twelve months of the balance sheet date.

The Company has negative working capital and operating losses since inception. The members of Home Revolution have agreed to provide continuing financial support to the Company so it is able to pay any operating, capital or other expenses relating to the Company’s business.

Sales to Affiliates

The Company provides marketing services to two affiliated companies. Total sales to the affiliates during the years ended December 31, 2018 and 2017 were approximately $22,100 and $11,900. Outstanding accounts receivable from these affiliates as of December 31, 2018 and 2017 were $2,536 and $0.

4.	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Management believes that its contract acceptance, billing and collection policies are adequate to minimize potential credit risk. Generally, the Company does not require collateral or other security to support customer receivables.

Major Customers

For the year ending December 31, 2017, approximately 30% of the Company’s total revenue resulted from sales to one customer. No such concentration existed for the year ended December 31, 2018.

Seller’s Choice,

A Division of Home Revolution, LLC

Notes to Financial Statements

December 31, 2018 and 2017

5.	Commitments

Leases

The Company rented office space in Cresskill, New Jersey from an unrelated party on a month-to-month basis through March 2017. Rent expense totaled $731 during the year ended December 31, 2017.

In January 2017 the Company began renting office space in Fort Lee, New Jersey from an unrelated party on a month-to-month basis. Rent expense for the years ended December 31, 2018 and 2017 totaled $40,546 and $12,425. In February 2019, the Company entered into a lease agreement for this property through June 2019. The lease will continue to run month-to-month once after June 2019 per the terms of the lease.

Minimum payments by the Company under this lease agreement are as follows for the year ending December 31,

2019	$33,448

6.	Subsequent Event

Management has evaluated subsequent events for disclosure and/or recognition in the financial statements through the date that the financial statements were available to be issued, which date is August 19, 2019.

On May 21, 2019, the Company signed a Non-Binding Letter of Intent with Jerrick Media Holdings, Inc.(“Jerrick”) to acquire substantially all assets of the Company. The proposed price of the Purchase Agreement shall be $2,000,000 payable in a combination of cash and equity in two phases as follows:

Phase 1:

$280,000 in equity, calculated as 933,333 restricted shares of Jerrick common stock at a price of $0.30, due upon the execution of the Purchase Agreement (the “Phase 1 Stock Payment”). The Company agrees to include these shares in its next registration statement filed with the SEC, and agrees to register such shares no later than September 30, 2019. $20,000 in cash (1% of the Total Purchase price) due upon the execution of the Purchase Agreement. An additional $20,000 cash, paid toward the cash component of the Total Purchase Price, will be paid to Seller on August 15, 2019, if the Purchase Option has not yet been exercised.

Seller’s Choice,

A Division of Home Revolution, LLC

Notes to Financial Statements

December 31, 2018 and 2017

6.	Subsequent Event (continued)

Phase 2:

$980,000 cash (less any cash payments paid in advance between the signing of the Purchase Agreement and the exercise of the Purchase Option) (the “Phase 2 Cash Payment”). $720,000 in equity, calculated at the average daily volume weighted average price from the date of signing of the Non-Binding Letter of Intent through the date of exercise of the Purchase Option. The Company agrees to register these shares within 90 days of issuance.

The Purchase Option expires on September 15, 2019 and all monies paid as part of the Purchase Option are non-recoverable.

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